Exhibit 10.6

**THIS EXHIBIT HAS BEEN REDACTED TO REMOVE INFORMATION THAT IS NOT MATERIAL AND
THAT THE REGISTRANT MUST TREAT AS PRIVATE AND CONFIDENTIAL.**

OVERSEAS CENTRAL WAREHOUSE SERVICE AGREEMENT

This Agreement is signed by the following parties:

1.Hangzhou Cainiao Supply Chain Management Co., LTD., a company established under the laws of the People’s Republic of China and located at Room V424, No. 501 Fengxin Road, Yuhang Street, Yuhang District, Hangzhou City, Zhejiang Province, China (hereinafter referred to as “Party A” or “Cainiao”), and

2. Joint Cross Border Logistics Company Limited, a company with a registered address located at Room B1, 5th Floor, Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, KL, Hong Kong China (hereinafter referred to as “Party B” or “logistics provider” or “CP”) under the laws of Hong Kong, China;

In this Agreement, Party A and Party B are referred to solely as “one party” and collectively as “both parties”.

Whereas:

1.The two parties will cooperate on the procurement of international logistics services from Party A to Party B. Specifically, merchants shall purchase supply chain management service solutions from Party A, and Party A shall place specific service orders with service providers involved in the supply chain management service solutions;

2. Party B shall have relevant certificates and qualifications required by the laws of China and/or the countries and regions where the services are located to provide information technology services, international logistics services and other value-added services related to logistics (hereinafter collectively referred to as “Overseas central warehouse services”);

3. Party A intends to purchase overseas central warehouse services from Party B.

In accordance with relevant laws and regulations, Party A and Party B hereby enter into this Agreement on matters related to Party B’s provision of overseas central warehouse services through friendly negotiation.

I. Definitions

1. Sales packaging: the original packaging of the manufacturer does not include the secondary packaging of the merchant or Cainiao.

2. Promotion: refers to the New Year Goods Festival, the store is open during the Spring Festival holiday, March 8th, June 18th, August 8th, September 9th, October 10th, November 11th , December 12th and other promotional activities, subject to Party A’s confirmation.

Ⅱ. Contents of Cooperation

The cooperation content of this agreement is that Party B strictly abides by the terms and conditions of the agreement to provide Party A with the agreed overseas central warehouse services and other value-added services, and collects the service fees from Party A in accordance with the fee schedule and payment method agreed with Party A.

Ⅲ. Rights and Obligations hereunder:

1. Rights and Obligations of Party A:

1) If Party B fails to guarantee the stable operation of the system according to the standards or fails to timely handle problems, or fails to arrange resource development and upgrade of Party B’s own system according to Party A’s business development needs, which affects the normal operation of the business and fails to improve the system after Party A sends a written notice for rectification, Party A shall have the right to charge Party B a penalty of RMB         per time. Party A shall have the right to directly deduct the aforesaid penalty from Party B’s logistics service fee.

2) Party A shall have the right to conduct regular assessment and real-time supervision of Party B’s overseas warehouse services and other value-added services. Based on the assessment and supervision results, if Party A considers that Party B fails to meet the agreed service standards, Party A shall have the right to handle the breach of contract according to the liability set out in this Appendix. If Party B still fails to improve the service within the time limit specified by Party A, Party A shall have the right to notify Party B to terminate this Agreement without taking any responsibility.

3) Party A shall have the right to request Party B to use the settlement system provided by Party A to conduct online settlement services.

4) Party A has the right to require Party B to prepare corresponding systems, business processes and personnel allocation in accordance with Party A’s business planning.

2. Rights and Obligations of Party B:

1) Party B undertakes to abide by the rules formulated and published by Party A.

2) After providing the services agreed herein to Party A, Party B shall have the right to charge Party A the service fees as stipulated in the service project quotation table and provide Party A with legal and valid invoices.

3) If Party B subcontracts part of the services hereunder to other service providers, Party B shall ensure that such service providers have the corresponding qualification or license required by law and that the service processes and commitments are in conformity with the requirements hereof. Party B shall be liable for any breach of contract or service defect of such service providers.

4) Party B can complete the design, development, deployment, operation and maintenance of IT system interfaces in accordance with Party A’s technical interface specifications (Party A shall provide specific standardized interfaces) and ensure the stable operation of the system. If Party B fails to complete the connection within the time required by Party A, Party A shall have the right to terminate this Agreement without taking any responsibility.

5) The stability of Party B’s system shall reach       , and the cumulative service interruption time caused by system reasons shall not exceed      hours in a year.

6) Party B shall notify Party A in writing     working days in advance when it carries out normal system maintenance, and after obtaining Party A’s permission, it may not be counted as the cumulative time of service interruption, and the system upgrading time shall be between                         of the next day. The improvement and optimization of the system interface shall not affect the stable operation of CAINIAO system. For special circumstances that require system maintenance and affect the system interface, Party A shall be notified by phone in a timely manner and a written report shall be submitted to Party A within    hours.

7) Party B’s system must be able to support stable operation         hours a day, and during working hours, it must have the ability to respond to system failures within     hour and provide solutions within    hours.

8) Party B is required to provide year-round services, legal holidays, such as the need to stop the operation, Party B must notify Party A         month in advance, and get written notice from Party A before stopping the operation.

9) Party A has the right to inquire the status of the goods, Party B should give positive cooperation. Party B shall be responsible for responding to Party A’s inquiries on the status of storage and transportation of goods delivered or not, delivery time, etc. Party B shall reply Party A accurately within         hours after receiving Party A’s inquiry notice.

10) Party B shall not be responsible for any physical or chemical changes in the goods during the service period of Party B due to the goods’ own reasons.

11) Regardless of the reasons for the termination or early termination of this Agreement, Party B is obliged to cooperate with Party A to carry out the relevant handover work, including the handover of the system data, the distribution of the existing commodities stored in Party B is completed or returned to Party A, and so on.

12) Party B shall keep the data of the parcels (including but not limited to parcel size, weight, etc.) for not less than                 months, and Party A has the right to trace the data.

13) Party B has the obligation to cooperate with Party A to optimize the warehouse and distribution handover, warehouse automation operation, etc., and should be equipped with appropriate and sufficient manpower, equipment and other resources to cooperate with Party A to achieve operational optimization after Party A puts forward the corresponding demand.

14) Party B shall provide thermal paper face sheets and printing consumables in accordance with Party A’s requirements.

Ⅳ. Party B’s service commitment

(I) Qualification and License

1. Party B hereby set forth and warrant that you have the authority to enter into the Agreement and have obtained all qualifications and licenses necessary to perform the Agreement, that your performance of this Agreement will not violate any contractual terms, obligations, laws, regulations or ordinances binding on the parties; that you have all necessary rights and authority, have taken all actions required by applicable law, and have obtained all necessary approvals and consents to perform the Contract and to provide the Services under this Contract.

2. In providing the services hereunder, Party B shall submit the following documents as required by Party A:

1) Party B shall provide the business license certificate and other qualification certificates required for the logistics services mentioned in the attachment, and the use certificate of facilities and equipment required for the logistics services;

2) Other information that Party A considers to be subject to inspection.

(II) Service resources of Party B

Party B shall be equipped with sufficient personnel and equipment to process orders for the overseas warehouse service undertaken by Party B.

1. Personnel allocation

Party B shall designate the following person in charge of connection, who can be contacted within       hours. If the connection person needs to be changed during the cooperation period, Party B shall notify Party A                working days in advance.

Position	Head of docking
General coordinator of Fcooperative projects
Customer service interface person
IT system technical interface person
Daily operations interface person
Marketing management, promotion interface person
Billing interface person

Party B shall provide a dedicated customer service team, and the customer service will be online from                        Beijing time every day. Party B shall appoint the call center and special personnel to accept the consultation of customers, including but not limited to system failure, abnormal tracking information, complaints and compensation.

Party B warrants that it has obtained its own informed consent for disclosing the personal information of the responsible person, contact person and other natural persons to Party A.

2. Equipment and other resource allocation Party B shall have sufficient computing capacity and stable hardware and software systems to ensure the stability of IT system interfaces.

Party B shall have the necessary places for overseas central warehouse service located in the country or region where the service is located, and Party B shall always have the legal right to use the place during the term of this Agreement.

(III) Party B undertakes

1. Party B hereby unconditionally and irrevocably undertakes that any communication with merchants shall be subject to consent of Party A or prior notice to Party A. If the merchant requests any form of visit to Party B, Party B shall obtain the prior written confirmation of Cainiao KA team, and shall not unilaterally confirm or receive the merchant by itself.

If Party A confirms that Party B fails to abide by the aforesaid promise and Party B violates it for the first time, Party B shall pay RMB                to Party A as liquidated damages; In case of the second breach, Party B shall pay RMB            as liquidated damages to Party A. If Party B violates the contract for the third time, Party B shall pay Party A RMB            as liquidated damages in increments. In addition to the liquidated damages, Party A shall have the right to reduce Party B’s business volume or even unilaterally terminate this Agreement immediately after Party B breaches this agreement for the first time according to the circumstances.

(IV) Service capability

1. Party B unconditionally and irrevocably endorses and accepts the General Principles of Certification Standards for Tmall International Logistics Service Providers (hereinafter referred to as the “Principles”) published on Tmall International Rules Center, and promises that it has met and will continue to meet the access standards set forth in the Principles, and agrees to accept the supervision of Tmall International and its principal from time to time.

2. Party B unconditionally and irrevocably agrees and undertakes that it will comply with the management rules (if any) issued by Tmall International and its principal from time to time in the subsequent bidding/procurement process (if any).

3. Party B hereby unconditionally and irrevocably undertakes that if it fails to comply with any provisions in these Principles (including but not limited to access standards, etc.), the non-breaching Party has the right to terminate this Agreement at any time as the case may be.

V. Fees and Payment

(Ⅰ) Service fees

1. Charging node

1.1 Both parties agree to calculate the logistics service fee in accordance with the provisions of the Service Item Quotation Table in Annex II to this Agreement. Party B shall promptly provide the service status to Party A upon completion of the specific order services, and shall provide the billing parameters, value-added charges and supporting documents of value-added charges to Party A within        days after the service status reaches the time of completion of the order as set forth in Appendix II. If the service status is not returned within the time limit, Party A shall consider Party B to have waived the order charges and shall not settle the charges.

1.2 Both parties agree to settle and pay the logistics order at the effective price corresponding to the creation time of the logistics order, and after Party A’s system status reaches the billing node as agreed in Appendix II, the logistics service fee of the order shall be included in the bill, and the monthly bill shall be collected according to the billing node time.

1.3 Party B shall only charge Party A fees and standard fees as set forth in Appendix II, and shall not charge any fees directly from merchants without written consent of Party A. If Party A finds out or merchants complain about Party B, Party B shall return the fees already charged to merchants and bear liquidated damages equal to         times the fees charged. At the same time, Party A shall have the right to immediately terminate this Agreement and deduct such liquidated damages from the settlement fund.

2. Settlement method. Both parties agree to settle the logistics service fee by monthly settlement. The fee shall be assigned to the month according to the time of the billing node, and Party B shall issue the bill and settlement according to the summary of the natural month.

3. Information of Party B’s collection account:

Bank address:

Beneficiary:

Beneficiary address:

Beneficiary’s bank Account:

SWIFT CODE:

4. Party A shall have the right to withhold relevant taxes and fees in accordance with the relevant requirements of the Chinese Tax Law before paying the service fees to Party B.

5. The parties agree that if Caijiao incurs bank charges when paying logistics costs, the costs will be borne in the form of “Shared (SHA)”.

6. If the logistics provider is registered outside mainland China and the country or region in which it is registered (the “place of registration of the logistics provider”) has a bilateral tax agreement or arrangement with the People’s Republic of China (the “Bilateral Tax Agreement”), the logistics provider shall, upon the request of Cainiao, provide the “Information Report Form on Non-Resident Taxpayers Enjoying the Treatment of the Agreement” with the signature of the person who has the right to signatory’s signature on the “Information Report Form for Non-Resident Taxpayers Enjoying Treatment under the Agreement”, in order to assist Raijiao in applying for the preferential filing of enjoying the benefits of the Bilateral Tax Agreement with the tax bureau of Raijiao’s place of registration. At the same time, the logistics provider shall also keep the tax resident identification or other legal and valid documents issued by the relevant tax authorities in the place of registration of the logistics provider for the current year or the previous year for the verification of the Chinese tax authorities. If one of the following circumstances occurs:

1)The logistics provider fails to obtain the current or previous year’s tax resident identification or other legally valid documents issued by the relevant tax authorities in the place of registration of the Logistician; or

2)The Logistics Provider shall provide the tax resident identification or other legally valid documents of the Logistics Provider’s place of registration upon the request of the tax bureau where CAINIAO is registered, but fails to provide the said documents within the period of the request of the tax bureau where CAINIAO is registered and has not yet confirmed by email that the Logistics Provider will be liable for the arising from this Agreement and fails to rely on the tax resident identification or other legally valid documents issued by the Dual Structure. the relevant taxes exempted by the bilateral tax agreement, including but not limited to withholding income tax, value added tax and surcharges; or

3)The tax is levied on tax categories that are not covered by the bilateral tax agreements mentioned above or that enjoy only partial exemptions or preferential conditions under the bilateral tax agreements, and the Logistics Provider fails to confirm by email within the time period required by CAINIAO that the Logistics Provider will be liable for the taxes arising from this Agreement that are not covered by, or do not enjoy the exemptions or preferential conditions under, the bilateral tax agreements, including, but not limited to, withholding income taxes , VAT and surcharges; or

4) If the country or region where the Logistics Provider is registered does not have any bilateral tax agreement with Mainland China, and the Logistics Provider fails to confirm by e-mail within the period of time required by CAINIAO that the Logistics Provider will bear the relevant taxes payable by the Logistics Provider in Mainland China as a result of the Agreement, including but not limited to withholding income tax, value-added tax and additional taxes, CAINIAO has the right to deduct the relevant taxes payable by the Logistics Provider in Mainland China from the service fees due to be paid to the Logistics Provider under the Agreement by CAINIAO. CAINIAO shall have the right to deduct the relevant taxes payable by the Logistics Provider in Mainland China, including but not limited to withholding income tax, value-added tax and surcharges, from the service fees payable by CAINIAO to the Logistics Provider under this Agreement when they become due. If the relevant taxes payable in Mainland China, including but not limited to withholding income tax, value-added tax and additional taxes, are not deducted from the relevant service fees paid, the Logistics Provider shall be obliged to pay the relevant taxes.

7. Unless otherwise agreed by both parties in writing, logistics service fees will be settled in RMB (CNY).

8. The Parties agree that, upon Party A’s written notice to Party B that the Cainiao Price Management System is put into use, the Parties shall use the Cainiao Price Management System to add or change the quotation set forth in Appendix 2 hereof (hereinafter referred to as “Supplementary quotation”), provided that the provisions set forth in Appendix 2 hereof shall govern any part other than the aforementioned supplementary quotation. The aforesaid supplementary quotation (if any) shall include the applicable routes, charges, service types, service names, service contents, service standards and the corresponding effective time and expiration time of the price. Once confirmed by Party A, the supplementary quotation (if any) shall be regarded as the settlement price confirmed by Party A and Party B for the relevant parts and shall take effect from the effective date agreed in Party A’s price management system. And shall continue until the expiration date. It is further specified by both parties that if Party B applies for price adjustment due to market fluctuations or other reasons, it shall also initiate a supplementary quotation through Party A’s price management system and shall not take effect until confirmed by Party A. For the contents displayed in Cainiao’s price management system (including but not limited to price, etc.), in case of any abnormal occurrence due to system reasons, Party A’s reasonable determination shall prevail. In order to avoid any objection, if there is any inconsistency between the price quoted in Appendix II of this Agreement and the price quoted in the future Cainiao Price Management System, the price quoted in the Cainiao Price Management System shall prevail.

(Ⅱ) The method of expense reconciliation

1. If Party B provides Party A with the electronic statement of the previous month in the format prescribed by Party A before the        day of each month, both parties shall complete the reconciliation within        days after the statement is issued. If Party B delays in providing the bills, Party A shall postpone the completion of the reconciliation. If Party B delays in providing the bills for more than        days, Party A shall regard Party B as waiving the bills for that month and shall not settle the accounts.

2. Party B shall issue a legal and valid invoice according to Party A’s bill after the reconciliation of the current month’s bill is correct. The amount of the invoice /invoice issued by Party B may be deducted from the compensation related to the service (if any), but shall not be deducted from the compensation related to the loss of goods, including but not limited to the loss of goods, damage of goods and inventory differences. Party A shall make payment within        working days upon receipt of the invoice and payment notice from Party B. Cainiao Payment operation date: If the last day of the payment period is not Cainiao’s payment operation day, the payment time will be postponed to the next Cainiao’s payment operation day. In case of Chinese holidays or non-Cainiao’s payment operation day, the payment time will be postponed. Party A shall not be liable for settlement delay caused by Party B’s reasons (including but not limited to timely provision of legal invoices).

3. If Party A has any objection to the fee bill verification data provided by Party B, Party B shall, within        working days, provide the corresponding proof and cooperate with Party A to remove the objection. If Party B fails to provide the relevant proof within        working days, the bill shall be subject to Party A’s judgment. If any loss is caused to Party B, it shall be borne by Party B itself.

4. In view of the fact that the settlement data of Party A is returned by Party B and Party A pays the service fee to Party B, it does not mean that Party A has no objection to the paid bill. If Party A raises any objection, Party B shall provide the corresponding proof within       working days to cooperate with Party A to remove the objection; otherwise, Party B shall bear all the losses caused to Party A and authorize Party A to deduct the same amount from the amount to be paid.

(Ⅲ) A copy of the bill

Party A’s payment of the international logistics service fee to Party B does not mean that Party A recognizes that the commodities have been signed by the consignee. If the merchant raises objections to Party A, Party B shall submit relevant evidence to prove that the consignee has signed for the commodities. Otherwise, Party B shall bear all the compensation liabilities of Party A to the merchant.

(IV) Suspension of payment

During the settlement period, if Party A considers that Party B has a major compensation event or a serious breach of contract as agreed herein, Party A shall have the right to suspend the payment due to Party B. If the amount payable by Party A to Party B is insufficient to make up for Party A’s losses, Party A shall have the right to request Party B to pay the corresponding amount immediately.

The “material payment event” referred to in this Article includes, but is not limited to:

1. The amount of orders that are expected to affect more than          orders or          of the amount of orders that Party A sends to Party B to be processed in a single day (the smaller value is chosen);

2. Party B is unable to completely resolve the incident within         hours from the date of occurrence;

Other events that cause or may cause significant negative impact on the brand and merchant experience of Party A or the e-commerce trading platform.

(Ⅴ) Complaints and compensation

In accordance with this Agreement and the attachments, if Party A determines that Party B should bear the corresponding compensation obligation, Party A shall provide the compensation bill to Party B in the latest settlement period after such judgment, and shall have the right to deduct Party B’s compensation directly from the payment result determined by Party A in such settlement period. If the payment in this settlement cycle is insufficient to pay the amount of compensation to be deducted from Party B, Party A shall have the right to deduct the amount from the payment in other settlement cycles until the deduction is successful.

(Ⅵ) KPI assessment

1. Party A shall have the right to provide monthly KPI reports according to the KPI assessment indicators stipulated in each appendix hereof and the assessment amount confirmed in accordance with this Agreement. If Party B has any objection to the KPI report, Party B shall provide the corresponding certification materials. If Party B fails to provide the relevant certification materials, the reported data shall be subject to the output data of the CAINIAO system, and Party A shall pay or deduct the assessment amount from the latest bill payable to Party B.

2. The specific KPI assessment standards and assessment mechanism shall be subject to the agreed contents in the relevant attachments.

3. In order to avoid objections and considering that KPI assessment may be delayed due to system implementation and other reasons, both parties agree that even if this Agreement has expired and terminated or this Agreement is terminated in advance for any reason, Party A still has the right to collect Party B’s KPIs in accordance with the KPI assessment terms agreed herein and conduct assessment on Party B.

4. In view of the fact that Party A may require Party B to fill in abnormal information and other information for the purpose of KPI assessment, Party B hereby guarantees the authenticity and accuracy of all the information it fills in for the purpose of KPI assessment. If Party A confirms that Party B fails to comply with the aforementioned warranty and Party B violates it for the first time, Party B shall pay RMB          to Party A as liquidated damages; If Party B violates the warranty for the second time, Party B shall pay Party A RMB          as liquidated damages; If Party B violates the contract for the third time, Party B shall pay Party A RMB           as liquidated damages in increments. In addition to the liquidated damages, Party A shall have the right to reduce Party B’s business volume or even unilaterally terminate this Agreement immediately after Party B breaches this agreement for the first time according to the circumstances.

Ⅵ. Liability for breach of Contract and rescission hereof

1. Party B shall solve any problem caused by the untrue, inaccurate, incomplete or untimely logistics information provided by Party B (including but not limited to billing parameters, service status, value-added fees, etc.). Party B shall indemnify Party A for any loss caused thereby, and Party A shall have the right to require Party B to bear the penalty for breach of contract (specifically, For OTC transaction orders, the penalty for each order shall be RMB         For non-OTC trading orders and value-added service orders, the penalty for each order shall be RMB         ), and shall be entitled to be deducted from the amount payable to Party B. If Party B knowingly provides false information to Party A, Party A shall have the right to terminate the contract and claim compensation from Party B.

2. If either party fails to perform any obligations hereunder in a timely, comprehensive and appropriate manner, it shall be liable to the non-breaching party for all losses caused thereby, including but not limited to compensation and attorney’s fees. If Party B breaches the contract, it shall also indemnify the merchant for all losses caused thereby, including but not limited to compensation and attorney’s fees.

3. Under any of the following circumstances, the other Party shall have the right to immediately and unilaterally terminate this Agreement in advance by giving a written notice:

(1) If Party B is unable to perform this Agreement as agreed herein due to any breach or early termination of the Agreement between Party B and the subcontractor, Party B shall promptly notify Cainiao after such breach occurs, and Cainiao shall decide whether to terminate the cooperation in advance. However, Party B shall still be liable for compensation for such breach in accordance with this Agreement;

(2) Party B commits any other material breach and fails to correct it within a reasonable period of time as notified in writing by Cainiao;

(3) Party B commits other acts detrimental to Cainiao or users and fails to correct them within the period specified by Cainiao’s notice;

(4) Either Party enters into any voluntary bankruptcy, bankruptcy, receivership, liquidation or debt restructuring proceedings or similar proceedings;

(5) a party lawfully enters into any involuntary bankruptcy, bankruptcy, receivership, liquidation or debt reorganization proceeding or similar proceeding, and fails to rescind the proceeding within        days of the filing of the proceeding petition with the court;

(6) Other circumstances as provided for in this Agreement.

4. Cainiao may terminate this Agreement at any time by giving a written notice to Party B       days in advance.

5. After termination of the Agreement, matters shall be handled:

(1) Party B shall cooperate with Cainiao to complete the relevant handover work; Including the handover of system data, completion of delivery of goods currently stored in Party B, in-warehouse inventory taking and handover, etc. Party B shall provide Cainiao with the data, information and other materials related to Cainiao or the performance of this Agreement in Party B’s system as required by Cainiao, and ensure that the relevant data is completely deleted from Party B’s server. In case of information leakage, Cainiao reserves the right to claim against Party B;

(2) Party B agrees that Cainiao will close the system interface and stop providing orders and delivering packages to Party B;

(3) Unless otherwise agreed, if this Agreement is terminated or rescinded (regardless of the reason for termination/rescission), Party B still has relevant entrustment that has not been completed, Party B shall continue to perform relevant obligations in accordance with this Agreement, business practices and the principle of good faith. If Party B shall continue to deliver and handle the packages received before termination hereof as required herein, Cainiao shall have the right to claim compensation from Party B in accordance with provisions hereof in case of delay, loss, damage, rejection and other anomalies.

6. Party B shall have no right to unilaterally rescind this Agreement before the expiration of this Agreement. However, if Party B is indeed unable to continue to provide the services hereunder due to objective reasons, Party B shall notify Party A of the termination time in writing and obtain Party A’s prior written consent at least         months in advance (starting from Party A’s reply and confirmation). If Party B fails to notify Party A in advance or within        months in advance, Party B shall pay Party A a liquidated damages of RMB             . If the said liquidated damages are not enough to make up for the losses suffered by Party A thereby, Party B shall also compensate Party A for all the losses suffered thereby.

7. If this Agreement is terminated in advance due to reasons attributable to Party B, Party B shall compensate Party A for all losses caused thereby.

8. Upon termination hereof, Party A shall, within         days after deducting liquidated damages and compensation, settling accounts and receiving legal and valid invoices, pay the unsettled fees to Party B.

Ⅶ. Insurance

1. Party B shall purchase all property risks for all commodities and equipment in the warehouse on its own, and the insurance against all property risks shall also meet the following requirements: The insured amount shall not be lower than the peak value of the equipment and commodities in the warehouse. If the total value of the goods in the warehouse exceeds the insured amount stipulated in the insurance contract, Party B shall timely adjust the insured amount; The insurance coverage shall include but not be limited to natural disasters (lightning, hurricane, typhoon, tornado, storm, rainstorm, flood, flood, freezing disaster, hail, ground collapse, earthquake, tsunami, landslide, avalanche, volcanic eruption, ground subsidence and other natural phenomena with strong and destructive force irresistible to human forces), accidents (fire, explosion, falling of flying objects, etc.) and malicious damage Theft, strike, riot, civil unrest and other accidents and force majeure resulting in loss of or damage to the commodity; Party A shall be the co-insured.

2. The aforesaid insurance shall be completed at the latest within          days after the Contract takes effect and the warehouse is officially put into use, and Party B shall submit the valid insurance certificate to Party A for review and confirmation within the aforesaid time limit. If Party B fails to complete the insurance as scheduled or fails to meet Party A’s requirements, Party A shall have the right to rescind the Contract.

Ⅷ. Other Terms

1. This Agreement shall come into existence upon signature by both parties and shall be effective from April 1, 2024 to March 31, 2025. This Agreement shall be extended by mutual written agreement of the Parties. For the purpose of this Agreement, the method of “sealing” referred to in this Article also includes the affixing of an electronic seal on this Agreement by both parties in a form that complies with the “Electronic Signature Law of the People’s Republic of China” and other laws and regulations. If the parties sign the Agreement electronically through the Rookie System, the date of signing shall be based on the time when the electronic seal is stamped.

2. Valid notices

(1) The forms of valid notices under this Agreement include, but are not limited to, e-mail, fax, pinning, courier, hand delivery, Rookie System announcement or notification.

(2) Both parties shall send written notices to each other at the following addresses. When a party changes its address, e-mail address, recipient and other information, it shall notify the other party by e-mail within          natural days from the date of change; otherwise, the relevant responsibility shall be borne by the party making the change.

To:

Postal code：

Email Address:

Dingnail:

Party B’s address:

To:

Postal code：

Email Address:

Dingnail:

3) Notice will be deemed served within the following time limits: Email: the date of successful delivery; Registered mail, express: the date on which the logistics details show that it has been signed for or the earlier day of the            working day after sending; CAINIAO system platform announcement, notice within the station:        day after the notice is issued.

3. The Agreement regarding confidentiality, intellectual property rights, applicable laws, dispute resolution, etc., shall be subject to the attached “CainiAO Supplier Standard Terms”.

4. This Agreement is made in quadruplicate, with each party holding two copies and each copy having the same legal effect.

5. This Agreement includes the body of the Agreement, attachments and supplementary agreements, orders and all kinds of rules issued by Party A to the partners for the cooperation project or may be issued in the future. All attachments and rules shall form an integral part of this Agreement and have the same legal effect as the body of this Agreement. Party B undertakes to accept and abide by the provisions of all relevant rules. Party A shall have the right to formulate and modify all kinds of rules as required, and all kinds of rules shall take effect on the date when Party A notifies Party B by official email or publishes such rules on the website designated by Party A after formulation or modification. In case the SOP and other procedural documents separately confirmed and implemented by both parties are inconsistent with provisions hereof, the provisions formulated (or signed) later shall prevail.

6. Party A shall strictly abide by the cooperation principles of voluntariness, equality, fairness and good faith, and fully respect the partner’s right of independent operation. If Party B finds any misconduct of Party A’s employees in violation of the above-mentioned cooperation principles, it may report the problem to Party A’s supervision email address                                 , and Party A will investigate and handle the matter in accordance with the principle of confidentiality and objectivity.

Ⅸ. Appendix to this Agreement:

Annex I: Overseas central warehouse B2B specific service items and service standards

Annex II: Quotation form for service items - Overseas Center Warehouse

Annex III: Overseas Center Warehouse Inventory and Stocktaking Standard Operating Procedures (sop)

Annex IV: Center Warehouse Operation Manual SOP

Annex V: Cainiao Supplier Standard Terms

Annex VI: Anti-bribery and anti-corruption compliance agreement

Annex VII: Information Reporting Form for Non-Resident Enterprises Enjoying Treatment under the Agreement

(There is no text below.)

Party A: Hangzhou Cainiao Supply Chain Management Co. LTD

(Signature and Seal of Party A)

Date: Year Month date

Party B: Joint Cross Border Logistics Company Limited

(Signature and seal of Party B)

Signature of the undersigned:

Position of signatory:

Date: Year Month Day